Exhibit 10.1

FELCOR LODGING TRUST INCORPORATED
FELCOR ODGING LIMITED PARTNERSHIP
125 E. John Carpenter Freeway, Suite 1600
Irving, TX 75062

April 23, 2017

[EXECUTIVE]
c/o FelCor Lodging Trust Incorporated

Dear [EXECUTIVE]:
Thank you for your commitment to FelCor Lodging Trust Incorporated and FelCor Lodging Limited Partnership (the “Company”) as we work to complete the pending merger transaction with RLJ Lodging Trust and RLJ Lodging Trust, L.P. (the “Merger”). If the Merger is completed, it will constitute a Change in Control of the Company under your Change in Control and Severance Agreement with the Company (your “Agreement”), which would entitle you to the enhanced severance protection under your Agreement in the event you have a qualifying termination of employment. In consideration for the increased benefits that you will receive in the Merger and our agreement that the Merger constitutes a change in control under your Agreement, we request that you agree to certain amendments to your Agreement, including that payment of severance benefits under your Agreement be conditioned on your execution and non-revocation of a waiver and release in the form attached to this letter as Exhibit A (the “Release”).
Specifically, we ask that you agree as follows:
If your employment terminates in connection with the Merger, your right to severance benefits will be determined in accordance with the terms of your Agreement, except that the severance benefits will be payable only if you sign the attached Release within 45 days after your Date of Termination and no earlier than your Date of Termination, as defined in the Agreement, and you do not revoke the Release within seven days after you have signed it.
Notwithstanding anything to the contrary in the Agreement, if given written notice of your termination of employment without Cause, you will terminate employment with the Company and all affiliates on the Date of Termination set forth in such Notice of Termination that is coincident with or following the consummation of the Merger, and, subject to your execution of the Release and receipt of severance benefits, you will not dispute such termination, Date of Termination or Notice of Termination. You agree that a written notice of termination without Cause need not include any information besides a statement that you are being terminated without Cause and the Date of Termination. You will be provided at least 30 days’ notice, 30 days’ of pay in-lieu of notice or a combination thereof covering at least 30 days, which will be paid regardless of whether you sign the Release.
The Severance Payment Date under your Agreement will be the first business day after the Release becomes effective (except that (a) if the 45-day period following your Date of Termination straddles two years, then it will be paid it the later year to the extent required by applicable tax law and (b) if required by the Agreement due to the application of federal tax law, the Severance Payment Date may be delayed by six months).
This letter agreement is effective as of the date it is signed by you, but will terminate if the Merger is not consummated.
Please acknowledge your agreement with the terms set forth herein by signing this letter where indicated below and returning a copy to me.
Sincerely,

FELCOR LODGING TRUST INCORPORATED, acting individually and as the sole general partner of FelCor Lodging Limited Partnership

By: _________________________
Name:
Title:
Accepted:
_______________________________
[EXECUTIVE]
Date: April 23, 2017

Exhibit A
RELEASE AGREEMENT
This Release Agreement (the “Agreement”) is made by and among (i) [EXECUTIVE] (“Executive”) and (ii) FelCor Lodging Trust Incorporated, and any parent, subsidiary, and/or affiliate companies or entities (including FelCor Lodging Limited Partnership) (collectively, the “Company”), as well as any officers, directors, managers, members, shareholders, investors, administrators, general or limited partners, agents, employees, accountants, and/or attorneys associated or affiliated with the Company. The signatories to this Agreement will be referred to collectively as the “Parties” and individually as a “Party.” The effective date of this Agreement shall be the date that falls seven (7) days after Executive signs this Agreement without revocation (the “Effective Date”).
WHEREAS, Executive and the Company have entered into a Change in Control and Severance Agreement (the “Severance Agreement”);
WHEREAS, Executive and the Company have entered into a letter agreement dated April 23, 2017 (the “Letter Agreement”) that modifies certain provisions (but not any provisions relating to the amount or value of severance benefits) in the Severance Agreement; and
WHEREAS, Executive and the Company desire to end the employment relationship that has existed between them, to provide for the orderly transition of Executive’s duties and responsibilities, and provide Executive with Severance Benefits (defined below) in connection with Executive’s departure from the Company in accordance with the terms of the Severance Agreement, the Letter Agreement, and this Agreement.
NOW, THEREFORE, in consideration of the covenants and mutual promises and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Release and Waiver Agreement. Executive acknowledges and understands that this Agreement is a release and waiver contract and that this document is legally binding. Executive and the Company understand and acknowledge that by executing this Agreement, each Party has confirmed that he and it has read and understood each provision and he and it agree to all of the provisions set forth in this Agreement.
Claims Covered by Agreement. Executive and the Company acknowledge and understand that this Agreement applies only to claims that accrue or have accrued prior to the date Executive signs this Agreement.
Consultation with Attorney, Review Period, and Revocation Period.
Executive is advised, and acknowledges that he has been advised, to consult with an attorney prior to executing this Agreement concerning the meaning, import, and legal significance of this Agreement. Executive acknowledges that he has read completely and fully understands this Agreement, as signified by his signature hereto, and is voluntarily executing the same after having the opportunity to obtain advice of counsel for the purposes and consideration herein expressed.
Executive acknowledges that he has been provided with a period of at least forty-five (45) days within which to consider, review, and reflect upon the terms of this Agreement (the “Consideration Period”), during which time he may seek counsel. The Parties agree that any discussions about or changes to this Agreement, whether material or immaterial, will not restart the running of the Consideration Period.
Executive acknowledges that he understands that he has seven (7) days in which he may revoke this Agreement after he signs it; this Agreement shall not be effective until the expiration of seven (7) days after Executive signs this Agreement, without revocation; and any revocation of this Agreement must be delivered to the Company’s General Counsel prior to the expiration of seven (7) days after Executive signs this Agreement. If Executive timely revokes his acceptance of this Agreement, this Agreement shall be voided in its entirety, and Executive shall not be entitled to receive any of the Severance Benefits (defined below), and to the extent Executive already received Severance Benefits, he must immediately return the amount received.
Severance Benefits. In exchange for the promises made, covenants contained, and consideration provided by Executive in this Agreement, the Company shall pay to Executive the severance benefits (the “Severance Benefits”) set forth in the Severance Agreement, as applicable depending upon the circumstances relating to Executive’s departure from the Company. The Parties agree that the specific Severance Benefits to be provided are as follows:
A lump sum payment equal to the Applicable Multiple times your Annual Compensation, as those terms are defined and set forth in the Severance Agreement;
Continued benefits coverage for Executive and his or her dependents for a period of 24 months following the Date of Termination, which includes life, disability, accident and health insurance benefits that are substantially identical to those Executive (and his or her dependents) was receiving immediately prior to the Date of Termination, subject to the terms of Section 6(d) of the Severance Agreement; and
To the extent provided under the Severance Agreement and triggered by the Merger (as defined in the Letter Agreement), any amount due as a Gross Up Payment under Section 7 of such agreement.
The Company will also pay all legal fees and expenses incurred by the Executive as a result of the termination in connection with the enforcement of your rights or benefits under the Severance Agreement (as modified by the Letter Agreement) or any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code of 1986, as amended. For the avoidance of doubt, regardless of whether Executive executes this Agreement and allows it to become effective, Executive will receive (1) the benefits set forth in Section 4 of the Severance Agreement; (2) Executive’s full base salary through the Date of Termination (and, if applicable, pay in lieu of notice as described in the Letter Agreement), plus all amounts to which you are then irrevocably vested and to which you are then entitled under any compensation plan of the Company, at the time such payments are due under the terms of such plan and (3) compensation or other awards payable or due to you in respect of any period preceding the Date of Termination under any incentive compensation plan or agreement thereunder, in accordance with and subject to the terms of such plans and agreements.
The Company’s payment of the Severance Benefits is subject to applicable federal, state, and local taxes and withholding. Executive acknowledges and agrees that the Severance Benefits, when provided to Executive, constitute the totality of all benefits of any kind due and owing to Executive upon the termination of his employment with the Company and that, upon receipt of those Severance Benefits, Executive shall be entitled to no other benefits, payments, distributions, transfers, penalties or other amounts or consideration of any kind from the Company upon the occurrence of the termination of his employment as a consequence of, relating to, or in connection with Executive’s employment by the Company or the termination of such employment by the Company.
Release and Waiver by Executive.
In consideration of the payment or provision of certain benefits set forth in the Severance Agreement, the promises and mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Executive, for himself and on behalf of his descendants, dependents, heirs, executors, trustees, administrators, assigns, and successors, knowingly and voluntarily releases and forever discharges the Released Parties (as defined below in this Section 5) from any and all manner of action or actions, cause or causes of action, suits, debts, contracts, agreements, promises, liability, claims, demands, damages payments, compensation, loss, cost, or expense, of any nature whatsoever, known or unknown, in law or in equity (hereinafter “Claims”), which he now has or may have against any of the Released Parties arising out of, based upon, or indirectly or directly related to any matter, cause, or thing that occurs, accrues, or otherwise exists on or before the date of execution of this Agreement. Claims released by Executive include, without limitation, claims relating to or arising out of (i) his hiring, compensation, benefits, and employment with the Company; (ii) his separation from employment from the Company; (iii) any claimed bonus or any other payments, (iv) the right to raise a “dispute” under Section 5(e) of the Severance Agreement; and (v) all Claims arising out of his employment known or unknown that could or have been asserted by him against the Company, at law or in equity, or sounding in contract, express or implied, (including breach of or any rights under any agreement to which Executive, on the one hand, and the Company, on the other hand, are parties), sounding in tort, and any and all fraud-based Claims. Additionally, Claims released herein specifically include, but are not limited to, any Claims arising under any federal, state, or local laws of any jurisdiction that prohibit age, sex, race, national origin, color, disability, religion, veteran, military status, sexual orientation, or any other form of discrimination, harassment, or retaliation, including, without limitation, all Claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621, et seq. (the “ADEA”), the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Rehabilitation Act, the Equal Pay Act, the Family and Medical Leave Act, 42 U.S.C. §1981, the Civil Rights Act of 1991, the Civil Rights Act of 1866 and/or 1871, the Sarbanes Oxley Act, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, the Uniform Services

and Employment and Re- Employment Rights Act, the Worker Adjustment Retraining Notification Act, the Lilly Ledbetter Act, the Genetic Information and Nondiscrimination Act, the National Labor Relations Act, the retaliation provisions of the Fair Labor Standards Act, the Labor Management Relations Act, and any other similar or equivalent federal, state, or local laws, all as amended; all Claims under any federal, state, local, municipal, or common law concerning whistleblower protection; and all Claims arising under the Employee Retirement Income Security Act. This release shall run to and be for the benefit of the Company, RLJ Lodging Trust, RLJ Lodging Trust, L.P., and their respective parents, divisions, subsidiaries, and related or affiliated entities, and each of their associates, owners, representatives, trustees, shareholders, members, directors, officers, partners, employees, insurers, contractors, agents, and attorneys, past or present, and all persons acting by, through, under or in concert with any of them and all predecessors, successors, and assigns thereof (collectively the “Released Parties”).
Executive acknowledges and agrees that his release and waiver of Claims also includes without limitation all Claims under the ADEA, as amended, including by the Older Workers Benefit Protection Act, and any municipal, state, or federal law regarding age discrimination. The following terms and conditions apply to and are part of the release of ADEA claims under this Agreement: (i) Executive is not waiving or releasing a claim challenging the validity of Executive’s release and waiver of Claims based on the ADEA; and (ii) Executive is not waiving or releasing any right or claim under the ADEA that may arise after he signs this Agreement.
Executive hereby specifically covenants and agrees that Executive will not initiate, or cause to be initiated, any action or cause of action against the Company or any of the other Released Parties in the future asserting any Claim covered by the release. Executive further represents and warrants that he has not previously filed any claim or joined in any claim or suit against the Released Parties.
The Parties acknowledge that they are parties to a Guaranty Agreement date ________ (the “Guaranty Agreement”). The Parties agree that, upon payment of the Severance Benefits to Executive, the Guaranty Agreement is hereby amended to provide that all rights to the Severance Benefits under the Guaranty Agreement are satisfied and extinguished.
Under the terms of this Agreement, Executive is not waiving or releasing (i) the right to file a charge with, or participate in an investigation by, the Equal Employment Opportunity Commission or any other federal or state agency, but he acknowledges and agrees that the consideration provided under this Agreement shall be the sole relief to him for any claims released herein, and he is not entitled to recover, and agrees to waive, any monetary benefits or recovery against the Released Parties in connection with any such charge or investigation, without regard to who filed such charge or initiated such investigation; (ii) any rights or claims that may arise after the date on which he signs this Agreement, including Claims arising from or related to a breach of the Severance Agreement; (iii) any rights or claims which cannot be waived by law, including his right to workers compensation; (iv) any rights to unemployment, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable law; (v) any rights that Executive has as a holder of securities of the Company or other Person; (vi) any rights to vested benefits and (vii) any rights to indemnification and directors and officers liability insurance coverage.

Notwithstanding anything to the contrary herein, this Agreement does not prohibit Executive, where applicable, from confidentially or otherwise communicating or filing a charge or complaint with a governmental or regulatory entity, participating in a governmental or regulatory entity investigation, or giving truthful testimony or statements or other disclosures to a federal, state or local governmental or regulatory entity, in each case without having to disclose any such conduct to the Released Parties, or from responding if properly subpoenaed or otherwise required to do so under applicable law. Nothing in this Agreement shall limit Executive’s ability to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. To the extent permitted by law, Executive agrees that if any claim is made based on any matter released herein, Executive hereby waives, and agrees that Executive shall not be entitled to recover and the Released Parties shall not be liable for, any further monetary or other relief arising out of or related to any such matter for any actual or alleged personal injury or damages to Executive, including without limitation any costs, expenses and attorneys' fees incurred by or on behalf of Executive (it being understood, however, that this Agreement does not limit Executive’s right to receive an award from a governmental or regulatory entity for information provided to such an entity, and not as compensation for actual or alleged personal injury or damages to Executive).
No Admission of Liability. This Agreement does not amount to, and shall not be construed as, an admission of liability or wrongdoing of any kind on the part of Executive or the Released Parties.
Eligibility for Rehire. Executive acknowledges and agrees that, by signing this Agreement, he is voluntarily giving up any right he may have to maintain an employment, independent contractor, or consultant relationship with the Company. Executive further agrees not to seek any employment, independent contractor or consultant relationship with, or to submit an application to, the Company at any time in the future.
Termination. Executive acknowledges and agrees that, subject to receipt of Executive’s Severance Benefits, his employment and service ended effective as of the Date of Termination (as defined in the Severance Agreement), including with respect to all of the offices, directorships, appointments and other positions he holds with the Company and all of its parents, subsidiaries, and affiliates. Executive hereby acknowledges that he received adequate notice of termination and is not entitled to any “cure” period or pay in lieu of notice, beyond what he has already been provided pursuant to the Letter Agreement.
Amendments to Severance Agreement. In exchange for the Severance Benefits and other consideration provided herein, Executive acknowledges and reaffirms the modifications to the Severance Agreement made in Paragraph 2 of the Letter Agreement.
Miscellaneous.
Choice of Law. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the Law of the State of Texas, without regard to conflict of Law principles that would result in the application of any Law other than the Law of the State of Texas, it being stipulated by the Parties that Texas has a compelling state interest in the subject matter of this Agreement and that Executive has had or will continue to have regular contact with Texas in the performance of this Agreement. The Parties also agree that, except for an action for injunctive relief filed by the Company, the venue of any action to enforce the provisions of this Agreement, or any document executed in connection herewith, shall be in Dallas County, Texas.
Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction or a properly empaneled arbitrator to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, which is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Amendment; Entire Agreement. This Agreement may be modified or amended only by a writing signed by Executive and the Company. This Agreement constitutes the entire understanding and agreement of the Parties, and supersedes prior understandings and agreements, if any, among or between the Parties, with respect to the subject matter of this Agreement. There are no representations, agreements, arrangements or understandings, oral or written, concerning the subject matter hereof between and among the Parties which are not fully expressed or incorporated by reference in this Agreement.
Disputes Relating to Agreement. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the party prevailing in any such litigation may be awarded from the adverse party its actual damages and reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees incurred in connection with such dispute and litigation. In the event of the violation or threatened violation of any of the covenants and/or promises in this Agreement, the Company shall be entitled to seek injunctive relief, both preliminary and final, enjoining and restraining such violation or threatened violation, without posting a bond and without the need to show irreparable harm, which injunctive relief shall be in addition to all other remedies available to the non-breaching party, at law or in equity.
Knowing and Voluntary Agreement. Executive and the Company hereby represent and warrant that, prior to signing below, each has had the opportunity to consult with legal counsel of his/its choice, has read this document in its entirety and fully or satisfactorily understands its content and effect, and that he/it has not been subject to any form of duress in connection with this settlement, is completely satisfied with the settlement reflected in this Agreement, and accordingly agrees to be bound as described in this Agreement.
ADEA Disclosure. Executive acknowledges that with his receipt of this Agreement he also received an “Age Discrimination in Employment Act Disclosure,” attached as Attachment 1, that contains information regarding (i) any class, unit, or group of individuals covered by a group termination program (the “Program”), any eligibility factors for the Program, and any time limits applicable to the Program; and (ii) the job titles and ages of all individuals selected for the Program, and the ages of all individuals in the same job classification or organizational unit who are not selected for the Program.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the Parties have executed this Agreement to be effective as of the Effective Date. Executive may not execute this Agreement before his last day of employment.

EXECUTIVE:
________________________
Name: [EXECUTIVE]
Date:

FELCOR LODGING TRUST INCORPORATED, acting individually and as the sole general partner of FelCor Lodging Limited Partnership

By: _________________________
Name:
Title:

Attachment 1

Age Discrimination in Employment Act Disclosure

[To include]